As filed with the Securities and Exchange Commission on December 6, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-2705790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

181 W. Huntington Drive, Suite 202

Monrovia, California 91016

(Address of principal executive offices including zip code)

AEROVIRONMENT, INC. 2006 EQUITY INCENTIVE PLAN, AS AMENDED

 (Full title of the plan)

Timothy E. Conver

Chairman of the Board, President and Chief Executive Officer

AeroVironment, Inc.

181 W. Huntington Drive, Suite 202

Monrovia, California 91016

(626) 357-9983-7000

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Craig M. Garner, Esq.

Latham & Watkins LLP

12636 High Bluff Drive, Suite 400

San Diego, California 92130

(858) 523-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common stock, $0.0001 par value	1,200,000 shares (2)	$30.68 (3)	$36,816,000	$4,219.11

(1)

In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the above named plan by reason of any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.

(2)	Represents 1,200,000 additional shares of our common stock available for issuance under the AeroVironment, Inc. 2006 Equity Incentive Plan (as amended and restated, the “2006 Plan”).

(3)

The proposed maximum offering price per share has been estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of the common stock as reported on the Nasdaq Global Select Market on December 1, 2011, because the price at which the awards to be granted in the future may be exercised is not currently determinable.

Proposed sales to take place as soon after the effective date of the registration statement as awards granted under the above-named plan are granted, exercised and/or distributed.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers the offer and sale of an additional 1,200,000 shares of common stock of AeroVironment, Inc. for issuance under the 2006 Plan.  In accordance with Instruction E to Form S-8, the contents of the prior Registration Statement, File No. 333-140237, previously filed with respect to the 2006 Plan are hereby incorporated by reference.

Item 3.     Incorporation of Documents by Reference.

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

(a)          Our Annual Report on Form 10-K filed with the SEC on June 22, 2011;

(b)         Our Quarterly Report on Form 10-Q filed with the SEC on September 8, 2011;

(c)          Our Current Report on Form 8-K filed with the SEC on October 5, 2011 (as amended by the Form 8-K/A filed with the SEC on December 2, 2011); and

(d)         The description of our common stock set forth in our registration statement on Form 8-A filed with the SEC on January 18, 2007, including any subsequently filed amendments and reports updating such description (File No. 001-33261).

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Item 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Under no circumstances will any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

You should rely only on the information provided or incorporated by reference in this registration statement or any related prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this registration statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 8.     Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on December 6, 2011.

AeroVironment, Inc.

By:	/s/ Timothy E. Conver
Timothy E. Conver
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy E. Conver and Jikun Kim, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy E. Conver	Chairman of the Board, President and Chief Executive	December 6, 2011
Timothy E. Conver	Officer (Principal Executive Officer)

/s/ Jikun Kim	Senior Vice President and Chief Financial Officer	December 6, 2011
Jikun Kim	(Principal Financial and Accounting Officer)

/s/ Joseph F. Alibrandi	Director	December 6, 2011
Joseph F. Alibrandi

/s/ Kenneth R. Baker	Director	December 6, 2011
Kenneth R. Baker

/s/ Arnold L. Fishman	Director	December 6, 2011
Arnold L. Fishman

/s/ Murray Gell-Mann	Director	December 6, 2011
Murray Gell-Mann

/s/ Charles R. Holland	Director	December 6, 2011
Charles R. Holland

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Latham & Watkins LLP with respect to the legality of the shares being registered

10.1	AeroVironment, Inc. 2006 Equity Incentive Plan, as amended and restated (incorporated by reference to the exhibits to the registrant’s Form 8-K filed on October 5, 2011 (File No. 001-33261))

10.3	Form of Stock Option Agreement pursuant to the AeroVironment, Inc. 2006 Equity Incentive Plan (incorporated by reference to the exhibits to the registrant’s Form S-1 (File No. 333-137658))

10.4	Form of Performance-Based Bonus Award pursuant to the AeroVironment, Inc. 2006 Equity Incentive Plan (incorporated by reference to the exhibits to the registrant’s Form S-1 (File No. 333-137658))

10.5

Form of Long-Term Compensation Award Grant Notice and Long-Term Compensation Award Agreement pursuant to the AeroVironment, Inc. 2006 Equity Incentive Plan (incorporated by reference to the exhibits to the registrant’s Form 8-K filed on July 28, 2010 (File No. 001-33261))

23.1	Consent of independent registered public accounting firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

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